Exhibit 10.22

18 October 2010

[Huff Trust]

[Address]

Virgin Media Inc.

909 Third Avenue, Suite 2863

New York, New York 10022

Re: Virgin Media Inc. (the “Company”) Non-Qualified Options

Dear Sir or Madam:

William R. Huff has proposed to transfer to the undersigned non-qualified options to acquire Virgin Media Inc. common stock (“Shares”) as set out on Exhibit A to this letter (the “Options”). The Options have been issued to Mr. Huff pursuant to Non-Qualified Option Notices dated as of [April 11, 2003, March 16, 2006, June 10, 2009 and June 15, 2009] (the “Option Notices”. The Option Notices have been issued pursuant to the terms of the [2003 Virgin Media Inc. Stock Option Plan (fka as the NTL Incorporated 2003 Stock Option Plan), the Virgin Media Inc. 2004 Stock Incentive Plan (fka as the Telewest Global, Inc. 2004 Stock Incentive Plan), and the Virgin Media Inc. 2006 Stock Incentive Plan] (the “Plans”). The Option Notices have been amended by the action of the Company’s Compensation Committee taken on 18 October, 2010 (the “Amendment”). I have received and reviewed copies of the Plans, the Notices and the Amendment.

In consideration of the Company’s agreement to permit Mr. Huff to transfer the Options to the undersigned, I agree to be bound by the terms of the Plan and the Option Notices, as amended by the Amendment. I agree that I will be subject to the same restrictions, requirements and Company policies to which Mr. Huff would have been subject if he continued to hold the Options, including the requirements to make filings with the Securities and Exchange Commission and pre-clear any sale of the Shares. I also agree that, in the event that I should transfer the Options, I shall do so only in compliance with the Plan and Notices, as so amended, and subject to the precondition that the transferee shall entered into an agreement with the Company on the same terms as this letter (but limited to those Options being so transferred).

My signature below evidences my binding agreement to the foregoing. Except as to matters of federal law, this letter agreement shall be governed by the laws of the State of New York without giving effect to conflicts of laws principles thereof.

Sincerely,

[HUFF TRUST]

By:

Accepted and Agreed:

VIRGIN MEDIA INC.

By:

2